Exhibit 10.30
FIRST AMENDMENT AGREEMENT
     THIS FIRST AMENDMENT AGREEMENT, dated as of the 17th day of June, 2009 (this “First Amendment”), is entered into among Odyssey Re Holdings Corp., a Delaware corporation (the “Borrower”), various Subsidiary Credit Parties (as defined in the hereinafter defined Credit Agreement) party hereto, the Lenders (as defined in the hereinafter defined Credit Agreement) party hereto, and Wachovia Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).
RECITALS
     A.     The Borrower, the Subsidiary Credit Parties, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of July 13, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement as they may be amended pursuant to this First Amendment.
     B.     The Borrower, the Administrative Agent and the Required Lenders have agreed to make certain amendments to the Credit Documents on the terms and conditions set forth herein.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
     1.1     Amendments to Section 1.1 Consisting of New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:
          “‘First Amendment’ shall mean the First Amendment Agreement, dated as of June 17, 2009, among the Borrower, the Subsidiary Credit Parties party thereto, the Lenders party thereto, and the Administrative Agent.”
          “‘First Amendment Effective Date’ has the meaning given to such term in Article II to this First Amendment.”
          “Quarterly Statement” means, with respect to any Insurance Subsidiary, the quarterly financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.”

     1.2     Amendments to Section 1.1 Consisting of Modifying Existing Definitions. The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:
          ““Security Agreement” means each Security Agreement made by a Credit Party in favor of the Administrative Agent, in substantially the form attached as Exhibit A to the First Amendment, as amended, modified, restated or supplemented from time to time.”
          ““Statutory Surplus” means, with respect to any Insurance Subsidiary, the total amount shown as “surplus as regards policyholders” on line 35, column 1, page 3 of the Annual Statement or Quarterly Statement, as the case may be, of such Insurance Subsidiary, provided that only the Annual Statement of OARC shall be referred to for purposes of calculating compliance with Section 7.13(b).”
     1.3     Amendments to Section 7.1 (Liens): Section 7.1 of the Credit Agreement is hereby amended by replacing the word “and” at the conclusion of clause (e) with a comma, renumbering the existing clause (f) as clause (g), replacing the parenthetical “(other than Liens specified in clauses (a) through (e) above)” in new clause (g) with “(other than Liens specified in clauses (a) through (f) above)”, and adding a new clause (f) to read as follows:
          “(f) Liens securing Indebtedness permitted under Section 7.3(d) provided that the aggregate amount of the Indebtedness secured by such Liens shall not at any time exceed either (i) 20% of Consolidated Net Worth or (ii) 20% of the Statutory Surplus of the Material Insurance Subsidiaries (without duplication, it being understood that in calculating the Statutory Surplus of any Material Insurance Subsidiary, the Statutory Surplus of any other Material Insurance Subsidiary that is a Subsidiary of such Material Insurance Subsidiary shall be excluded), in each case for clauses (i) and (ii), measured as of the end of the most recent fiscal period for which the relevant financial statements have been delivered pursuant to Section 6.1; and”
     1.4     Amendments to Section 7.13(b)(Minimum Statutory Surplus). Section 7.13(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Minimum Statutory Surplus. Permit the Statutory Surplus of OARC to be less than $1,000,000,000.”
     1.5     Amendments to Section 8.1(b) (Events of Default/Specific Covenants). Section 8.1(b) is hereby amended by inserting the following parenthetical after the reference therein to Article VII:
          “(other than Section 7.1(f))”
     1.6     Amendments to Section 8.1(c) (Events of Default/Other Defaults). Section 8.1(c) is hereby amended and restated in its entirety as follows:

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          “(c)     Other Defaults.  Any Credit Party fails to perform or observe (i) any term, covenant or agreement contained in Section 7.1(f) and such failure continues for 20 days, provided that if prior to the end of such 20 day period, the Credit Parties shall deposit L/C Collateral in the Custodial Accounts (in addition to the L/C Collateral securing the Tranche 2 Obligations) having an aggregate L/C Collateral Balance equal to or exceeding the aggregate amount of the outstanding Tranche 1 Obligations as collateral security for the payment and performance of such Tranche 1 Obligations and such Credit Parties shall make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements to the Security Documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent to perfect and maintain the validity and priority of the Liens granted with respect to such L/C Collateral securing the Tranche 1 Obligations, then such default shall be deemed cured, provided further that if any Credit Party fails to perform or observe any term, covenant or covenant contained in the immediately preceding proviso, such failure shall be treated as an Event of Default under Section 8.1(b) and (ii) any other covenant or agreement (not specified in subsection (a), (b), (c)(i) or (n) of this Section 8.1) contained in any Credit Document on its part to be performed or observed and such failure continues for 30 days; or”
     1.7     Amendments to Exhibit D (Form of Compliance Certificate) and Exhibit F (Form of Security Agreement). Exhibit D and Exhibit F to the Credit Agreement are hereby amended and restated in the form attached to this First Amendment.
     1.8     Amendments to Schedule 1.1(b)(L/C Collateral Balance). Schedule 1.1(b) to the Credit Agreement is hereby amended and restated in the form attached to this First Amendment.
ARTICLE II
CONDITIONS OF EFFECTIVENESS
     This First Amendment shall become effective as of the first date (such date being referred to as the “First Amendment Effective Date”) on which each of the following conditions shall have been satisfied:
     (a)     The Administrative Agent shall have received, dated as of the First Amendment Effective Date, an executed counterpart hereof from each of the Credit Parties and the Required Lenders;
     (b)     On the First Amendment Effective Date, the representations and warranties set forth in Article III hereof shall be true and correct in all material respects;
     (c)     On or prior to the First Amendment Effective Date, the Administrative Agent shall have received counterparts of the Security Agreement (as modified by this First Amendment) executed by each Credit Party, together with for each Custodial Account, a confirmation of the effectiveness of the Account Control Agreement (as modified by this First Amendment) with respect to such Custodial Account with the applicable Custodian and applicable Credit Party; and

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     (d)     Since December 31, 2008, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Each of the Credit Parties (solely as to itself and its Subsidiaries) represents and warrants to the Administrative Agent, the Issuing Banks and the Lenders that (i) the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the First Amendment Effective Date, both immediately before and after giving effect to this First Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (ii) this First Amendment has been duly authorized, executed and delivered by such Credit Party and constitutes the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, and (iii) no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date, both immediately before and after giving effect to this First Amendment.
ARTICLE IV
ACKNOWLEDGEMENT AND CONFIRMATION OF THE CREDIT PARTIES
     Each Credit Party hereby confirms and agrees that, after giving effect to this First Amendment, the Credit Agreement and the other Credit Documents to which it is a party remain in full force and effect and enforceable against such Credit Party in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and the amendments contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations of the Credit Parties evidenced by or arising under the Credit Agreement, the other Credit Documents, and the liens and security interests in the Collateral, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect. Each Credit Party represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this First Amendment. This acknowledgement and confirmation by the Credit Parties is made and delivered to induce the Administrative Agent and the Lenders to enter into this First Amendment, and the Credit Parties acknowledge that the Administrative Agent and the Lenders would not enter into this First Amendment in the absence of the acknowledgement and confirmation contained herein.

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ARTICLE V
MISCELLANEOUS
     5.1     Governing Law.  This First Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.
     5.2     Full Force and Effect.  Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this First Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and Credit Documents as amended hereby. This First Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This First Amendment shall constitute a Credit Document under the terms of the Credit Agreement.
     5.3     Expenses.  The Borrower agrees on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this First Amendment and the other Credit Documents delivered in connection herewith.
     5.4     Severability.  To the extent any provision of this First Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this First Amendment in any jurisdiction.
     5.5     Successors and Assigns.  This First Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
     5.6     Construction.  The headings of the various sections and subsections of this First Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.
     5.7     Counterparts.  This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this First Amendment.
[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers as of the date first above written.

ODYSSEY RE HOLDINGS CORP.
By:	/s/ R. Scott Donovan
	Name:	R. Scott Donovan
	Title:	Executive Vice President & Chief Financial Officer

ODYSSEY AMERICA REINSURANCE CORPORATION
By:	/s/ R. Scott Donovan
	Name:	R. Scott Donovan
	Title:	Executive Vice President

CLEARWATER INSURANCE COMPANY
By:	/s/ R. Scott. Donovan
	Name:	R. Scott Donovan
	Title:	President

CLEARWATER SELECT INSURANCE COMPANY
By:	/s/ R. Scott Donovan
	Name:	R. Scott Donovan
	Title:	President

SIGNATURE PAGE TO
FIRST AMENDMENT AGREEMENT

HUDSON INSURANCE COMPANY
By:	/s/ Anthony J. Slowski
	Name:	Anthony J. Slowski
	Title:	Senior Vice President & Controller

HUDSON SPECIALTY INSURANCE COMPANY
By:	/s/ Anthony J. Slowski
	Name:	Anthony J. Slowski
	Title:	Senior Vice President & Treasurer

SIGNATURE PAGE TO
FIRST AMENDMENT AGREEMENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Fronting Bank and as a Lender
By:	/s/ K. Hanke
	Name:	Karen Hanke
	Title:	Director

SIGNATURE PAGE TO
FIRST AMENDMENT AGREEMENT

KeyBank National Association
By:	/s/ Mary K. Young
	Name:	Mary K. Young
	Title:	Senior Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT AGREEMENT

Citibank, N.A.
By:	/s/ Rahul Rajesh
	Name:	Rahul Rajesh
	Title:	Vice President Citi — Financial Institutions Group

SIGNATURE PAGE TO
FIRST AMENDMENT AGREEMENT

Webster Bank, National Association
By:	/s/ Lawrence Davis
	Name:	Lawrence Davis
	Title:	Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT AGREEMENT